UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2026

KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

169 Saxony Rd.
Suite 212
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026 (the “Effective Date”), Kiora Pharmaceuticals Inc. (the “Company”) appointed Keith Lane as Executive Vice President, Head of Clinical Development and Regulatory Affairs of the Company, effective as of the Effective Date.

Mr. Lane, age 45, previously served as Chief Scientific Officer (“CSO”) for Ora, Inc. (“Ora”), an ophthalmology-focused clinical research organization, from September 2025 to July 2026. Prior to his CSO role, while still at Ora, he served as Senior Vice President and Therapeutic Area Head-Posterior Segment from October 2019 to September 2025, as well as various other roles since joining their company in August 2003. During his tenure, he oversaw clinical operations and regulatory strategy for more than 60 ophthalmic trials, including 12 global Phase 3 pivotal studies that supported three new drug application submissions and one biologics license application submission. His experience spans small molecules, biologics, gene therapies and cell therapies across retinal disease, inherited retinal disease, glaucoma, optic neuropathies and inflammatory eye conditions.

In connection with Mr. Lane’s appointment as Executive Vice President, Head of Clinical Development and Regulatory Affairs, the Company entered into an Offer Letter (the “Offer Letter”) with Mr. Lane on June 22, 2026 and effective as of the Effective Date. Pursuant to the Offer Letter, Mr. Lane will receive an annual base salary of  $350,000, a sign-on bonus of $75,000, and he is entitled to receive a performance bonus with a target of up to 35% of his annual base salary for the applicable fiscal year. Additionally, subject to the approval of the Compensation Committee of the Company’s Board of Directors and issuance under the Company’s 2024 Equity Incentive Plan, the Company will grant Mr. Lane an option to purchase up to 55,000 shares of the Company’s common stock (the “Option”). The Option will vest with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period.

There is no family relationship between Mr. Lane and any director or executive officer of the Company. There are no transactions between Mr. Lane and the Company that would be required to be reported under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the material terms of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On September 8, 2026, the Company issued a press release announcing the hiring of Mr. Lane, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

10.1#	Offer Letter by and between Kiora Pharmaceuticals, Inc. and Keith Lane dated as of June 22, 2026

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of September 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Chief Financial Officer
(Principal financial and accounting officer)

Date: September 8, 2026